Exhibit 32.2

SECTION 1350

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Annual Report of Union Drilling, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), A.J. Verdecchia, Vice-President, Chief Financial Officer and Treasurer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ A.J. Verdecchia
Name: Title:	A.J. Verdecchia Vice-President, Chief Financial Officer and Treasurer
Date:	March 12, 2009